Exhibit 5.1

December 11, 2020

Board of Directors

Limbach Holdings, Inc.

1251 Waterfront Place, Suite 201

Pittsburgh, PA 15222

Lady and Gentlemen:

We have acted as counsel for Limbach Holdings, Inc, a Delaware corporation (the “Company”), in connection with the offering by the Company on a continuous basis of up to an aggregate of 4,499,632 shares (the “Shares”) of common stock, par value $0.0001 per share (“Common Stock”), consisting of (i) 2,300,000 shares of Common Stock issuable upon the exercise of 4,600,000 warrants that were issued as part of units in the Company’s initial public offering pursuant to a prospectus dated July 15, 2014, and are exercisable for one half of a share of Common Stock at an exercise price of $5.75 ($11.50 per whole share) (the “Public Warrants”), (ii) 21,833 shares of Common Stock issuable upon exercise of 43,667 warrants that were initially issued as part of units to 1347 Investors LLC, the Company’s sponsor (the “Sponsor”) prior to the completion of the Company’s business combination with Limbach Holdings LLC on July 20, 2016 (the “Business Combination”), in a private placement concurrently with the closing of the Company’s initial public offering and the exercise of the underwriters’ option to purchase additional securities in connection with the Company’s initial public offering, and are exercisable for one half of a share of Common Stock at an exercise price of $5.75 ($11.50 per whole share) (the “Private Warrants”), (iii) 600,000 shares of Common Stock issuable upon exercise of 600,000 warrants that were initially issued to the Sponsor in a private placement concurrently with the closing of the Company’s initial public offering, and are exercisable for one share of Common Stock at an exercise price of $15.00 per share (the “$15 Exercise Price Warrants”), (iv) 631,119 shares of Common Stock issuable upon exercise of warrants that were initially issued in connection with the closing of the Business Combination, and are exercisable for one share of Common Stock at an exercise price of $12.50 per share (the “Merger Warrants”), and (v) 946,680 shares of Common Stock issuable upon exercise of additional warrants that were initially issued in connection with the closing of the Business Combination, and are exercisable for one share of Common Stock at an exercise price of $11.50 per share (the “Additional Merger Warrants” and collectively with the Public Warrants, the Private Warrants, the $15 Exercise Price Warrants, the Merger Warrants and the Additional Merger Warrants, the “Warrants”). The Shares will be issued pursuant to a Registration Statement on Form S-3 (File No. 333-232406) (as amended, the “Registration Statement”), filed with, and declared effective by, the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the related prospectus dated August 6, 2019 (the “Base Prospectus”) and a Prospectus Supplement relating to the Shares, dated December 11, 2020 (the “Prospectus Supplement” and, collectively with the Base Prospectus, the “Prospectus”), filed with the Commission pursuant to Rule 424(b) of the rules and regulations promulgated under the Act. This opinion is being provided at your request, to be filed with the Commission and incorporated by reference as an exhibit to the Registration Statement.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

In rendering the opinions set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinions. In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (a) the Second Amended and Restated Certificate of Incorporation of the Company, as in effect on the date hereof (the “Certificate of Incorporation”), (b) the Bylaws of the Company, as in effect on the date hereof (the “Bylaws” and, together with the Certificate of Incorporation, the “Organizational Documents”), (c) the Registration Statement, (d) the Warrant Agreement, dated July 15, 2014, between the Company and Continental Stock Transfer & Trust Company, as warrant agent and the specimen warrant certificate thereto (collectively, the “Warrant Agreement”), (e) the form of Merger Warrant, (f) the form of Additional Merger Warrant, (g) resolutions of the Board of Directors of the Company (the “Board”) relating to, among other matters, the filing of the Registration Statement and the issuance of the Warrants and the shares of Common Stock underlying the Warrants, and (h) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, that all parties to such documents had the power, corporate or other, to enter into and perform all obligations thereunder and all such documents have been duly authorized by all requisite action, corporate or other, and duly executed and delivered by all parties thereto. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	The shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by the Company.

2.	The shares of Common Stock issuable upon exercise of the Public Warrants, Private Warrants and $15 Exercise Price Warrants when issued and delivered against payment therefor in accordance with the terms of the Warrant Agreement, the shares of Common Stock issuable upon exercise of the Public Warrants, Private Warrants and $15 Exercise Price Warrants will be validly issued, fully paid and non-assessable.

3.	The shares of Common Stock issuable upon exercise of the Merger Warrant and Additional Merger Warrants when issued and delivered against payment therefor in accordance with the terms of the forms of Merger Warrant and Additional Merger Warrants, respectively, the shares of Common Stock issuable upon exercise of the Merger Warrant and Additional Merger Warrants will be validly issued, fully paid and non-assessable.

This opinion is for your benefit in connection with the Registration Statement and the Prospectus and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. This opinion letter is limited to the matters stated herein, and no opinion may be implied or inferred beyond the matters expressly stated in this opinion letter. This opinion letter is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Act with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Cozen O'Connor

Cozen O'Connor